Exhibit 8.2

November 5, 2012

American Realty Capital Trust, Inc.

405 Park Avenue

New York, New York 10022

Re: Opinion of Proskauer Rose LLP as to Tax Matters

Ladies and Gentlemen:

We have acted as special tax counsel to American Realty Capital Trust, Inc., a Maryland corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company, with and into Tau Acquisition LLC, a Delaware limited liability company (“Merger Sub”), a wholly owned subsidiary of Realty Income Corporation, a Maryland corporation (“Realty Income”), with Merger Sub surviving. The Merger will be consummated pursuant to the Agreement and Plan of Merger, dated as of September 6, 2012, among the Company, Realty Income and Merger Sub (the “Merger Agreement”). This opinion letter is being delivered in connection with the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement on Form S-4, Registration No. 333-184201, initially filed by Realty Income with the Securities and Exchange Commission (“Commission”) on October 1, 2012, as amended through the date hereof (together with the documents incorporated by reference therein, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). Capitalized terms not otherwise defined herein have the meanings specified in the Merger Agreement or the Registration Statement (or defined therein by cross-reference), unless otherwise indicated.

The opinion set forth in this letter is based on relevant provisions of the Code, Treasury Regulations issued thereunder (including Proposed and Temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof. These provisions and interpretations are subject to differing interpretations or change at any time, which may or may not be retroactive in effect, and which might result in modifications of our opinion. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the Internal Revenue Service (“IRS”) or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to an issue, or that a court will not sustain such a position if asserted by the IRS.

In rendering our opinion, we have made such factual and legal examinations, including an examination of such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate, including, but not limited to: (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement and the Joint Proxy Statement/Prospectus, (iii) the respective tax representation letters of the Company and of Realty Income and Merger Sub delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion (collectively, the Officer’s Certificate and the other documents described in clauses (i) through (iv) are referred to herein as the “Transaction Documents”).

In addition, we have assumed, with your consent: (i) that the Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the Joint Proxy Statement/Prospectus, and the Merger will be effective under

American Realty Capital Trust, Inc.

November 5, 2012

the laws of the State of Maryland and the State of Delaware; (ii) that the parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement and the Joint Proxy Statement/Prospectus, (iii) the continuing truth and accuracy at all times through the Effective Time of the representations and warranties made by the parties to the Merger Agreement and (iii) that any such representations or warranties made “to the knowledge” or based on the belief of the parties are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

In our review, we have assumed, with your consent, that all of the factual representations, covenants and statements set forth in the Transaction Documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have not undertaken any independent inquiry into, or verification of, these facts for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts or the Transaction Documents in a material way. Our opinion is conditioned on the continuing accuracy and completeness of such representations, covenants and statements. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein, in the Transaction Documents may affect our conclusions set forth herein.

We also have assumed the legal capacity of all natural persons, the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Based upon, and subject to the foregoing and the discussion below, we confirm: (i) our opinion in the Registration Statement set forth under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Material U.S. Federal Income Tax Consequences of the Merger” and (ii) the discussion in the Registration Statement under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Material U.S. Federal Income Tax Consequences of the Merger,” insofar as it purports to summarize United States federal income tax law, is accurate in all material respects.

We express no opinion other than as expressly stated above. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times. Further, there can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the IRS.

This opinion letter is rendered to you for your use in connection with the Registration Statement and may be relied upon by you and your stockholders. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, filed with any governmental agency, or relied upon by any other person for any other purpose (other than as required by law) without our express written consent.

American Realty Capital Trust, Inc.

November 5, 2012

We consent to the use of our name under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement and to the use of this opinion for filing as Exhibit 8.2 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Proskauer Rose LLP